Exhibit 99.1



FOR IMMEDIATE RELEASE


        DIGITAL LIFESTYLES GROUP ENTERS INTO DEFINITIVE MERGER
                                   AGREEMENT
                        WITH PROTRON DIGITAL CORPORATION



WALNUT, CA -- (MARKET WIRE) - March 9, 2006 -- Digital Lifestyles Group Inc. (DLFG.PK) (the "Company"), today announced that it has signed a definitive merger agreement to acquire Protron Digital Corporation ("Protron"), a consumer electronics company focused on the manufacture and sale of home entertainment systems. Protron is a privately held company, of which one of its principal owners is Leo Chen, a member of the board of directors of the Company.

Under the terms of the definitive agreement, the Company will issue 74,353,942 shares of its common stock to the stockholders of Protron. The current stockholders of Digital will continue to own 31,865,975 shares, or 30% of the outstanding and issued shares. The closing of the transaction is subject to approval of the transaction by the Company's stockholders, as well as other customary conditions.

Andy Teng, Chairman and Chief Executive Officer of the Company, stated: "We are truly excited to enter into this agreement with Protron Digital Corporation, and look forward to taking all necessary steps, including seeking shareholder approval, required to finalize this merger. We will continue to keep our shareholders informed as we achieve the items necessary to close the merger."

Leo Chen, owner of Protron, added, "The signing of this agreement marks the first significant step toward meeting our goal of growing the Protron brand and gaining market share within the consumer electronics sector. We will continue to work closely with Digital Lifestyles Group to effectuate this merger as timely and efficiently as possible."

ABOUT DIGITAL LIFESTYLES GROUP INC.

Digital Lifestyles Group Inc. is a computer and consumer electronics company that designs, manufactures and markets digital lifestyle products. More information about Digital Lifestyles Group will be made available upon request.

FORWARD-LOOKING STATEMENTS

Statements in this news release which are not purely historical facts are forward-looking statements, including statements containing the words "believe," "estimate," "project," "expect" or similar expressions, and statements such as those related to the ability of the Company to continue to work with existing creditors to resolve currently outstanding liabilities and

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extensions of time in the future, compliance with the terms and conditions of its previous agreements, and its ability to complete the merger transaction, audit work and necessary filings with the SEC. These statements are made within the meaning of Section 27A of the Securities Act of 1933, as amended, and the provisions of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are based upon information available to Company on the date of this release. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the ability for the Company to raise sufficient funds to operate the business going forward, successful implementation of its restructuring plan, including the ability to generate positive cash flow from operations and the ability of the Company to satisfy its existing creditors, the ability of the Company to consummate the merger transaction, which is subject to a number of contractual, conditions, such as shareholder approval, the general acceptance of the Company's products in the marketplace, the ability of the Company to compete with its competitors and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission. There can be no assurance that any estimations or projections set forth in this release can be obtained. By making these forward-looking statements, the company undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements.

Investor Contact:

Andy Teng
(626) 625-5705